Exhibit 10.28

AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of June 15, 2020, is entered into by and between VERIFYME, INC., a Nevada corporation, (the “Company”) and each of the persons or entities who executes a signature page hereof (each referred to as a “Buyer” and collectively, the “Buyers”).

WHEREAS, the Company and the Buyers entered into the Securities Purchase Agreement dated as of February 26, 2020 (the “Securities Purchase Agreement”) pursuant to which the Buyers purchased certain senior secured convertible debentures (the “Debentures”) and accompanying three year warrants (the “Warrants”) to purchase shares of the Company’s common stock (the “Common Stock”);

WHEREAS, the Debentures include certain automatic conversion features that the Company and the Buyers desire to modify and the parties desire to provide for the cancellation of the Warrants and issuance of shares of Common Stock in lieu thereof;

WHEREAS, the Company is currently engaged in a public offering (the “Offering”) of units (the “Units”) consisting of shares of Common Stock (the “Uplist Shares”) and warrants of the Company (the “Uplist Warrants”) and the listing of the Uplist Shares and Uplist Warrants issued in the Offering on a national securities exchange (collectively with the Offering, the “Uplist Transaction”); and

WHEREAS, in connection with the Uplist Transaction, each Buyer agrees to lock-up restrictions with respect to certain shares of Common Stock, Uplist Warrants and shares underlying the Uplist Warrants as provided in the form of Lock-up Agreement attached hereto as Exhibit A (the “Lock-up Agreement”).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Immediately upon the closing of the Uplist Transaction, each Buyer’s Warrant will be canceled and each Buyer will receive 0.4 of a share of Common Stock (the “Shares”) for each share formerly underlying such cancelled Warrant. The Buyer agrees to destroy or return the Warrant to the Company promptly upon the closing of the Uplist Transaction and acknowledges that upon the closing of the Uplist Transaction the Warrant will be null and void and of no further affect.

2.       Immediately upon the effectiveness of the Uplist Transaction and in lieu of automatic conversion into shares of Common Stock, each Debenture will automatically convert into Uplist Shares and Uplist Warrants at the lower of $0.08 per Unit or a 30% discount to the Offering price of the Units.

3.       Promptly following the closing of the Uplist Transaction but no later than ninety (90) days after such date (the “Filing Deadline”), the Company will prepare and file with the SEC one registration statement (the “Registration Statement”) covering the resale of the Shares, the Uplist Shares, the Uplist Warrants and the shares of Common Stock underlying the Uplist Warrants (together, the “Registrable Securities”). The Company shall pay all expenses incurred in connection with the registration of the Registrable Securities. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event more than one hundred twenty (120) days after the Filing Deadline. The Company shall notify the Buyers by facsimile or email as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Buyers with copies of any related prospectus to be used in connection with the sale or other disposition of the Registrable Securities covered thereby.

4.       Each of the Buyers that are a party to this Agreement, will have submitted to the Company an executed Lock-up Agreement to be held in escrow by the Company and released to the underwriters in the Offering upon the signing of an underwriting agreement.

5.       For the avoidance of doubt, in the event the Uplist Transaction does not close by July 31, 2020 or is terminated by the Company or the underwriters prior to such date, then this Agreement will become null and void and the Debentures and Warrants will remain unchanged, the Lock-up Agreement will be destroyed by the Company or returned to the Buyers and the Company will be under no obligation to issue the Registrable Securities.

6.       Each Buyer, on behalf of itself only, represents and warrants to, and covenants and agrees with, the Company as follows:

a.       Without limiting the Buyer’s right to sell the Registrable Securities pursuant to a Registration Statement or an applicable exemption under the Securities Act of 1933, as amended (the “1933 Act”), Buyer will be acquiring the Registrable Securities for its own account for investment purposes only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof. The Buyer will acquire the Registrable Securities in the ordinary course of its business.

b.       Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and (iv) able to afford the entire loss of its investment in the Registrable Securities.

c.       Buyer acknowledges that the Registrable Securities received hereunder have not been registered under the 1933 Act or any applicable state law. All subsequent offers and sales of the Registrable Securities by the Buyer shall be made pursuant to registration of the Registrable Securities under the 1933 Act or pursuant to an exemption from registration and compliance with applicable states’ securities laws.

d.       Buyer understands that the Registrable Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Registrable Securities.

e.       Buyer and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Registrable Securities which have been requested by the Buyer. Buyer and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, Buyer has also had the opportunity to obtain and to review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020.

f.       Buyer understands that its investment in the Registrable Securities constitutes high risk investment and involves a high degree of risk, including the risk of loss of the Buyer’s entire investment.

g.       Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Registrable Securities.

h.       Buyer, if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Buyer has full right and power to enter into and consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and create a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

i.       The state in which any offer to sell Registrable Securities hereunder was made to or accepted by the Buyer is the state shown as the Buyer’s address contained herein, and Buyer is a resident of such state only.

7.       MANDATORY FORUM SELECTION: ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL COURTS LOCATED IN MONROE COUNTY, NEW YORK. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENTLY WITH NEW YORK LAW.

8.       Except in the case of the Mandatory Forum Selection clause above, this Agreement shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions.

9.       Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

10.       This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

11.       A facsimile or email transmission of this signed Agreement shall be legal and binding on all parties hereto. Such electronic signatures shall be the equivalent of original signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

12.       If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

13.       This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

14.       Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Pages Follow.]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Company as of the date first set forth above.

COMPANY:

VERIFYME, INC.

By:	/s/ Patrick White
Name: Patrick White Title: Chief Executive Officer

[Signature Page to Agreement]

 IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer as of the date first set forth above.

BUYER:

(Print Name)

(Signature)

(Title/Capacity)

(Address)

(Telephone Number)

[Signature Page to Agreement]